                                                                  Exhibit 11
                                                                  ----------
                                                                  Page 1 of 2


                                  ADVO, Inc.

                   COMPUTATION OF PRIMARY PER SHARE EARNINGS
                     (In thousands, except per share data)



                                                 Six months ended           Three months ended
                                              -------------------------    --------------------
                                              March 26,       March 27,    March 26,  March 27,
                                                1994            1993         1994       1993
                                              ---------       ---------    ---------  ---------
EARNINGS APPLICABLE TO
 COMMON STOCK

Net income                                    $ 9,688         $ 8,636      $ 2,434    $ 2,117
                                              -------         -------      -------    -------
     Net income applicable
       to common stock                        $ 9,688         $ 8,636      $ 2,434    $ 2,117
                                              =======         =======      =======    =======

AVERAGE COMMON AND COMMON EQUIVALENT
SHARES (A)

Average common shares outstanding              21,499          19,344       21,304     20,204
Assumed conversion or exercise of:
  Warrants                                      2,235           2,315        2,264      2,335
  Stock Options                                   763           1,123          640      1,145
  Series A Preferred Stock                          -           2,459            -      1,675
  Restricted Stock                                 57             155           32        102
                                              -------         -------      -------    -------
Weighted average common
  equivalent shares                            24,554          25,396       24,240     25,461
                                              =======         =======      =======    =======

EARNINGS PER COMMON AND COMMON
EQUIVALENT SHARE                              $   .39         $   .34      $   .10    $   .08
                                              =======         =======      =======    =======

(A) The three and six month periods ended March 27, 1993 have been restated for 2,115,956 common shares issued in connection with the merger of ADVO, Inc. and Marketing Force, Inc. on August 19, 1993 accounted for as a pooling of interests. The shares are being treated as if issued as of the beginning of each period presented.

                                                            Exhibit 11
                                                            ----------
                                                            Page 2 of 2



                                   ADVO, Inc.

                COMPUTATION OF FULLY DILUTED PER SHARE EARNINGS
                     (In thousands, except per share data)



                                                 Six months ended           Three months ended
                                              -------------------------    --------------------
                                              March 26,       March 27,    March 26,  March 27,
                                                1994            1993         1994       1993
                                              ---------       ---------    ---------  ---------

EARNINGS APPLICABLE TO FULLY
   DILUTED SHARES

Net income                                    $ 9,688         $ 8,636      $ 2,434    $ 2,177

                                              _______         _______      -------    -------
    Net income applicable
      to common stock                         $ 9,688         $ 8,636      $ 2,434    $ 2,117
                                              =======         =======      =======    =======

FULLY DILUTED SHARES (A)

Average common shares outstanding              21,499          19,344       21,304     20,204
Assumed conversion or exercise of:

  Warrants                                      2,268           2,345        2,268      2,345
  Stock Options                                   831           1,167          650      1,160
  Series A Preferred Stock                          -           2,459            -      1,675
  Restricted Stock                                 70             192           30        119
                                              -------         -------      -------    -------

Fully diluted shares                           24,668          25,507       24,252     25,503
                                              =======         =======      =======    =======

EARNINGS PER SHARE ASSUMING
 FULL DILUTION                                $   .39         $   .34      $   .10    $   .08
                                              =======         =======      =======    =======



(A) The three and six month periods ended March 27, 1993 have been restated for 2,115,956 common shares issued in connection with the merger of ADVO, Inc. and Marketing Force, Inc. on August 19, 1993 accounted for as a pooling of interests. The shares are being treated as if issued as of the beginning of each period presented.